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EXHIBIT 28

                             SUBSCRIPTION AGREEMENT
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Judith Haselton, President
1997 Corp.
315 West 106th Street
Fourth Floor
New York, New York 10025

Dear Sir or Madam:

The undersigned hereby acknowledges receipt of the Prospectus of 1997 Corp., Inc. (the "Company"). The undersigned is over 18 years of age.

The undersigned subscriber represents and warrants that the Shares purchased are for his/her own account and not for redistribution on behalf of the Company.

I hereby subscribe for the following number of Shares.

         A.       Number of Shares subscribed for
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         B.       Price per Share $5.00
         C.       Total subscription price (Line A x Line
B)_______________________

Enclosed is my check, bank draft or postal or express money order for the full subscription price stated on Line C above, which has been made payable to "1997 Corp.- Escrow Account."

It is understood that this Subscription is subject to allotment. The Company reserves the right to reject all or any portion of this subscription in its sole discretion for any reason whatsoever by refunding all monies paid thereon without interest. The cashing of any check, bank draft or postal or express money order will not be deemed to be an acceptance in whole or in part of any subscription. In the event less than 30,000 Shares are sold within the time allotted for such sale, then the funds deposited will be promptly refunded in full without interest to the subscriber by the Company.

Name in which Stock                              Very truly yours,
Certificate should be
issued, if other than
                                            ---------------------------
mine alone:                                         Signature

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                                                    Print Name

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Social Security Number                                Address
Taxpayer ID Number: